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                                                                    EXHIBIT 99.2

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS(1)
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


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                                                               SEPTEMBER 30,     DECEMBER 31,
                                                                   2002              2001
                                                              --------------    --------------
ASSETS
Current assets:
   Cash and cash equivalents                                  $        1,133    $          257
   Accounts receivable-net                                             2,971             3,725
   Inventories and supplies                                               96               170
   Restricted cash                                                       107                --
   Prepaid and other                                                     663               504
   Assets held for sale                                                  820               914
                                                              --------------    --------------
Total current assets                                                   5,790             5,570
Property, plant and equipment-net                                     29,180            30,165
Goodwill-net                                                          29,696            29,696
Intangible assets-net                                                  4,688             4,827
Investments                                                               47             1,400
Other assets                                                           2,303             2,123
                                                              --------------    --------------
Total assets                                                  $       71,704    $       73,781
                                                              ==============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current borrowings                                         $        2,388    $        4,805
   Accounts payable                                                    1,063             1,488
   Accrued expenses and other current liabilities                      2,413             3,237
   Advance billings and customer deposits                                386               391
   Liabilities held for sale                                             191                98
                                                              --------------    --------------
Total current liabilities                                              6,441            10,019
Long-term borrowings                                                  23,742            20,197
Post-retirement and other post-employment benefit
  obligations                                                          2,816             2,893
Deferred income taxes                                                  2,169             2,194
Deferred credits and other                                             1,801             1,823
Commitments and contingencies (Note 6)

Stockholders' equity:
   Preferred stock-$1.00 par value, 200 million shares
     authorized, none issued and outstanding                              --                --
   Common stock-$0.01 par value, 5 billion shares
      authorized, 1,696 million and 1,687 million
      issued, 1,681 million and 1,664 million outstanding                 17                17
   Additional paid-in capital                                         41,497            41,801
   Treasury stock                                                       (636)           (1,041)
   Accumulated deficit                                                (6,140)           (4,082)
   Accumulated other comprehensive loss                                   (3)              (40)
                                                              --------------    --------------
Total stockholders' equity                                            34,735            36,655
                                                              --------------    --------------
Total liabilities and stockholders' equity                    $       71,704    $       73,781
                                                              ==============    ==============


(1)  As previously mentioned throughout this document, the balance sheets presented above are subject to material adjustment as a result of the pending restatement of our financial statements, and asset impairment charges that we plan to record in our restated financial statements for the second quarter of 2002. The aggregate expected reductions in total stockholders' equity as of September 30, 2002 and December 31, 2001 will be approximately
     $31 billion and $1 billion, respectively, and are subject to further changes.
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